   As filed with the Securities and Exchange Commission on December 30, 1997
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               __________________

                          EXTENDED STAY AMERICA, INC.

                                      and

              STUDIO PLUS HOTELS, INC. RETIREMENTPLUS SAVINGS PLAN
                              (as Co-Registrants)
             (Exact name of Registrant as specified in its charter)

           Delaware                                    36-3996573
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
 incorporation or organization)
                          450 East Las Olas Boulevard
                         Ft. Lauderdale, Florida 33301
             Address of Registrant's Principal Executive Offices)

                               __________________

              STUDIO PLUS HOTELS, INC. RETIREMENTPLUS SAVINGS PLAN
                            (Full Title of the Plan)

                               __________________

           Robert A. Brannon                                 Copies to:
Senior Vice President, Chief Financial                 D. Mark McMillan, Esq.
    Officer, Secretary and Treasurer                    Bell, Boyd & Lloyd
      Extended Stay America, Inc.                      70 West Madison Street
      450 East Las Olas Boulevard                      Chicago, Illinois 60602
     Ft. Lauderdale, Florida 33301                         (312) 372-1121
            (954) 713-1600
                     (Name, Address, and Telephone Number,
                   Including Area Code, of Agent For Service)

                               __________________

                                       CALCULATION OF REGISTRATION FEE
==================================================================================================================
                                                                Proposed             Proposed
                                                 Amount         Maximum              Maximum            Amount of
       Title of Each Class of                    to be       Offering Price         Aggregate         Registration
     Securities to be Registered               Registered     Per Unit (1)      Offering Price (1)       Fee (1)
------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share       11,000 Shares      $11.75               $129,250             $38.13
------------------------------------------------------------------------------------------------------------------
Interests in the Plan                             (2)
==================================================================================================================

  (1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the registrant's common stock on The New York Stock Exchange on December 26, 1997, as reported in The Wall Street Journal.

  (2) This registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the Studio Plus Hotels, Inc. RetirementPLUS Savings Plan (the "Plan") in accordance with Rule 416(c) of the Securities Act.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information.

     Not required to be included herewith.

Item 2.  Registrant Information and Employee Plan Annual Information.

     Not required to be included herewith.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Documents Incorporated By Reference.

     This registration statement on Form S-8 relates to the registration of shares of common stock of Extended Stay America, Inc. (the "Company"), par value $.01 per share (the "Common Stock").

     The Company incorporates herein by reference the following documents heretofore filed by the Company with the Securities and Exchange Commission:

          (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

          (2) The Company's Current Reports on Form 8-K dated January 16, 1997 (as amended on Form 8-K/A dated January 16, 1997), February 5, 1997, and April 11, 1997; and

          (3) The description of the Company's Common Stock set forth under the caption "Description of Capital Stock" in the Company's registration statement on Form S-1 (Reg. No. 33-98452), which description is incorporated by reference in the Company's registration statement on Form 8-A filed on December 8, 1995 for the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all amendments thereto.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

     Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

     Inapplicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware authorizes the Company to indemnify its directors and officers under specified circumstances. The Restated Certificate of Incorporation and Bylaws of the Company provide that the Company shall indemnify, to the extent permitted by Delaware law, its directors and officers (and may indemnify its employees and agents) against liabilities (including expenses, judgments, and settlements) incurred by them in connection with any actual or threatened action, suit, or proceeding to which they are or may become parties and which arises out of their status as directors, officers, or employees.

     The Company's Restated Certificate of Incorporation and Bylaws eliminate, to the fullest extent permitted by Delaware law, liability of a director to the Company or its stockholders for monetary damages for a breach of such director's fiduciary duty of care except for liability where a director (a) breaches his or her duty of loyalty to the Company or its stockholders, (b) fails to act in good faith or engages in intentional misconduct or knowing violation of law, (c) authorizes payment of an illegal dividend or stock repurchase, or (d) obtains an improper personal benefit. While liability for monetary damages has been eliminated, equitable remedies such as injunctive relief or rescission remain available. In addition, a director is not relieved of his or her responsibilities under any other law, including the federal securities laws.

     The directors and officers of the Company are insured within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings and certain liabilities which might be imposed as a result of such actions, suits, or proceedings, to which they are parties by reason of being or having been such directors or officers.

     Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable.

Item 7.  Exemption From Registration Claimed.

     Inapplicable.

Item 8.  Exhibits

     The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is hereby incorporated herein by reference. The registrant has submitted the Plan to the Internal Revenue Service (the "IRS") and will make all changes to the Plan that are required by the IRS to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.  Undertakings

     (a) The registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)-(g) Inapplicable.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrants pursuant to the provisions described under Item 6 above or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy
as expressed in the Securities Act and is, therefore, unenforceable.   In the
event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrants in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (i)-(j) Inapplicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on December 29, 1997.

                                      EXTENDED STAY AMERICA, INC.


                                      By: /s/ George D. Johnson, Jr.
                                         ______________________________________
                                          George D. Johnson, Jr.
                                          President and Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints George D. Johnson, Jr. and Robert A. Brannon, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including post-effective amendments) to this registration statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 29, 1997.

               Signature                                          Title
               ---------                                          -----
      Principal Executive Officer:


     /s/ George D. Johnson, Jr.                       President and Chief Executive Officer
     ------------------------------
         George D. Johnson, Jr.


      Principal Financial Officer:


      /s/  Robert A. Brannon                     Senior Vice President, Chief Financial Officer,
     ------------------------------                          Secretary, and Treasurer
           Robert A. Brannon


      Principal Accounting Officer:


      /s/  Gregory R. Moxley                                 Vice President--Finance
     ------------------------------
           Gregory R. Moxley

               Signature                                       Title
               ---------                                       -----
      A Majority of the Directors:


     /s/   H. Wayne Huizenga                                  Director
     ------------------------------
           H. Wayne Huizenga


     /s/  Norwood Cowgill, Jr.                                Director
     ------------------------------
          Norwood Cowgill, Jr.


     /s/    Donald F. Flynn                                   Director
     ------------------------------
            Donald F. Flynn


     /s/ George D. Johnson, Jr.                               Director
     ------------------------------
         George D. Johnson, Jr.


     /s/   Stewart H. Johnson                                 Director
     ------------------------------
           Stewart H. Johnson


     /s/      John J. Melk                                    Director
     ------------------------------
              John J. Melk


     /s/     Peer Pedersen                                    Director
     ------------------------------
             Peer Pedersen

     Pursuant to the requirements of the Securities Act of 1933, as amended, Studio Plus Hotels, Inc., which administers the Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida, on December 29, 1997.

                                STUDIO PLUS HOTELS, INC.
                                RETIREMENTPLUS SAVINGS PLAN

                                By: STUDIO PLUS HOTELS, INC.
                                    Plan Administrator

                                    By: /s/ Robert A. Brannon
                                        -------------------------------------
                                           Robert A. Brannon
                                           Vice President

                          EXTENDED STAY AMERICA, INC.

                                 Exhibit Index
                                 -------------

Exhibit
Number                         Description of Exhibit
------                         ----------------------
  4.1     Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's registration statement on
            Form S-1, Registration No. 33-98452)

  4.2 Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's registration statement on Form S-1, Registration No. 33-98452)

  4.3 Specimen certificate representing shares of Common Stock (incorporated by reference to Exhibit 4.1 to the Company's registration statement on Form S-1, Registration No. 33-98452)

  4.4     Studio Plus Hotels, Inc. RetirementPLUS Savings Plan (incorporated by reference to Exhibit 4.3 to Studio Plus Hotels, Inc.'s ("Studio
            Plus") registration statement on Form S-8, Registration No. 333-
            16623)

  4.5 The Fifth Third Bank Prototype Trust Agreement (incorporated by reference to Exhibit 4.4 to Studio Plus' Registration Statement on
            Form S-8, Registration No. 333-16623)

  4.6     The Fifth Third Bank Prototype Profit Sharing Plan #001 Adoption
            Agreement (incorporated by reference to Exhibit 4.5 to Studio Plus'
            Registration Statement on Form S-8, Registration No. 333-16623)

 23.1     Consent of Coopers & Lybrand L.L.P.

 24.1     Power of Attorney (included on the signature page of this registration statement)